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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549




                                    FORM 8-K

                Current Report Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934


        Date of Report (Date of earliest event reported): August 28, 1996




                                   AMTROL Inc.
                                   -----------
             (Exact name of registrant as specified in its charter)



        Rhode Island                    0-20328                 05-0246955
- ----------------------------        ----------------        ------------------
(State or other jurisdiction        (Commission File         (I.R.S.Employer
      of incorporation)                  Number)            Identification No.)


1400 Division Road, West Warwick, Rhode Island                    02893
- ----------------------------------------------                  ----------
  (Address of principal executive offices)                      (Zip Code)



                                 (401) 884-6300
              ----------------------------------------------------
              (Registrant's telephone number, including area code)






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Item 1.  Changes in Control of Registrant.
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      (b)  On August 28, 1996, AMTROL Inc. ("Amtrol") entered into a Merger
Agreement (the "Merger Agreement") with A.I. Holdings, Inc. ("Holdings"), a corporation organized by and affiliated with the Cypress Group LLC ("Cypress") and A.I. Acquisition, Inc. ("Acquisition"), a wholly-owned subsidiary of Holdings. The Merger Agreement provides that, at the "Effective Time" (as defined in the Merger Agreement), Acquisition shall be merged with and into Amtrol (the "Merger"). Acquisition will then cease to exist and Amtrol will continue as the surviving corporation, as a wholly-owned subsidiary of Holdings. By virtue of the Merger, each share of Amtrol common stock outstanding immediately prior to the Effective Time shall be converted into the right to receive $28.25.

      The Merger Agreement also provides for cancellation of each outstanding Amtrol stock option on the date of the Effective Time immediately prior to the Effective Time, upon the surviving corporation making payment at the rate of $28.25 per outstanding option, less the applicable per share exercise price, to each option holder. Based on the total number of shares of Amtrol common stock and options outstanding, aggregate funds required for payment to the respective holders will be approximately $218.9 million.

      The Chester H. Kirk Trust and directors Kenneth L. Kirk, David Beretta and Hanns H. Winkhaus, who collectively own approximately 37.8% of the outstanding Amtrol common stock, have entered into a Voting Agreement with Amtrol pursuant to which they have each agreed to vote all of their shares as recommended by the Amtrol Board of Directors with respect to the Merger Agreement and any Competing Transaction (as defined in the Merger Agreement). The Voting Agreement expires on the earlier of the Effective Time of the Merger or February 28, 1997.

      The Merger is subject to various conditions customary to transactions of this type, including the approvals of the shareholders of Amtrol and filings under the Hart-Scott-Rodino Antitrust Improvements Act of 1976. Subject to these matters, it is anticipated that the Merger will be consummated in November 1996.

Item 7.  Exhibits
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      (c)  Merger Agreement dated as of August 28, 1996, among AMTROL Inc.,
A.I. Holdings, Inc. and A.I. Acquisition, Inc., together with Exhibits thereto (including the Voting Agreement dated as of August 28, 1996, among AMTROL Inc., The Chester H. Kirk Trust, Kenneth L. Kirk, David Beretta and Hanns H. Winkhaus).




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                                   SIGNATURES
                                   ----------

      Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                                           AMTROL Inc.
                                                    --------------------------
                                                          (Registrant)



Date:  September 3, 1996                        By: /s/ Edward J. Cooney
                                                    --------------------------
                                                    Edward J. Cooney
                                                    Chief Financial Officer